Exhibit 3.11
ARTICLES OF INCORPORATION
OF
A.H. ACQUISITION, INC.
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MISSOURI 65101
     The undersigned natural person of the age of eighteen years or more for the purpose of forming a corporation under the General and Business Corporation Law of Missouri adopts the following Articles of Incorporation:
ARTICLE ONE
     The name of the corporation is: A.H. ACQUISITION, INC.
ARTICLE TWO
     The address, including street and number, if any, of the Corporation’s initial registered office in this state is: CS Agent Services, Inc., 120 S. Central, Suite 1500, St. Louis, Missouri 63105.
ARTICLE THREE
     The aggregate number, class and par value, if any, of shares which the Corporation shall have the authority to issue shall be:
     150,000 shares of Class A Common stock with a par value of One Dollar ($1.00) each.
     150,000 shares of Class B Common stock with a par value of One Dollar ($1.00) each.
     The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect of the shares of each class are as follows: Class A shares shall have voting rights. Class B shares shall be non-voting.
ARTICLE FOUR
     No holder of shares of the capital stock of the Corporation shall have any preemptive or preferential right to subscribe for, purchase or receive any additional shares of capital stock of the Corporation or rights or options to purchase additional shares of capital stock of the Corporation or securities convertible into or carrying into or carrying rights or options to purchase additional shares of the capital stock of the Corporation.

ARTICLE FIVE
     Election of directors shall be by cumulative voting.
ARTICLE SIX
     The name and place of residence of the Incorporator is as follows:
William E. Cooper
10 Deer Creek Woods
St. Louis, Missouri 63124
ARTICLE SEVEN
     The first Board of Directors shall consist of three Directors. Thereafter the number of Directors to constitute the Board of Directors is to be fixed by the By-Laws of the Corporation. Any change in the number of Directors will be reported to the Secretary of State within thirty (30) calendar days of such change.
ARTICLE EIGHT
     The duration of the Corporation is perpetual.
ARTICLE NINE
     The power to make, alter, amend or repeal the By-Laws of the Corporation is hereby vested in the Board of Directors.
ARTICLE TEN
     The Corporation is formed for the following purposes:
     To engage in any lawful business under the laws of the State of Missouri, including, but not limited to, the following:
     The acquisition, ownership and operation of businesses involved in the manufacture and sale and distribution of healthcare related products.
     IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 26th day of October, 1994.

/s/ William E. Cooper
William E. Cooper, Incorporator

AMENDMENT OF
ARTICLES OF INCORPORATION
OF
A.H. ACQUISITION, INC.
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MISSOURI 65101
     Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:
1.	The name of the corporation is: Healthtech Products, Inc.

2.	An amendment to the Corporation’s Article of Incorporation was adopted by the Corporation on January 4, 1995.

3.	Article III is amended to read as follows:
     The aggregate number, class and par value, if any, of shares which the Corporation shall have the authority to issue shall be:
150,000 shares of Class A Common stock with no par value
200,000 shares of Class B Common stock with no par value
4.	The number of outstanding shares of Class A Common stock entitled to vote thereon were as follows:

Class A	Number of Outstanding Shares
Common	200
5.	The number of shares voted for and against the amendment was as follows:

Class A	Number Voted For	Number Voted Against
Common	200	0
6.	If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of shares having a par value as changed is: n/a

If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are: n/a

7.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected: n/a
          IN WITNESS WHEREOF, the undersigned President and Secretary have executed this instrument and its has affixed its corporate seal hereto and attested said seal on the 11th day of March, 1996.

HEALTHTECH PRODUCTS, INC.

By:	/s/ Ralph E. Wolf Ralph E. Wolf, President

ATTEST:

By:	/s/ Cynthia Bitting Cynthia N. Bitting, Secretary